$40,000,000 REVOLVING CREDIT FACILITY



                           REVOLVING CREDIT AGREEMENT
                                  by and among
                             TB WOOD'S INCORPORATED
                                       and
                       PLANT ENGINEERING CONSULTANTS, INC.
                                       and
                           GRUPO BLAJU, S.A., de C.V.
                                       and
                             TB WOOD'S CANADA, LTD.
                                       and
                             THE BANKS PARTY HERETO
                                       and
                    PNC BANK, NATIONAL ASSOCIATION, as Agent



                          Dated as of October 10, 1996


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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1. CERTAIN DEFINITIONS ........................................................1

    1.1  Certain Definitions ..................................................1

    1.2  Construction ........................................................16
     1.2.1  Number; Inclusion ................................................16
     1.2.2  Determination ....................................................16
     1.2.3  Agent's Discretion and Consent ...................................17
     1.2.4  Documents Taken as a Whole .......................................17
     1.2.5  Headings .........................................................17
     1.2.6  Implied References to this Agreement .............................17
     1.2.7  Persons ..........................................................17
     1.2.8  Modifications to Documents .......................................17
     1.2.9  From, To and Through .............................................17
     1.2.10 Shall; Will ......................................................18

    1.3  Accounting Principles ...............................................18

2. REVOLVING CREDIT FACILITY .................................................18

    2.1  Commitments .........................................................18
     2.1.1  Loans ............................................................18
     2.1.2  Voluntary Reduction of Commitment ................................18

    2.2  Nature of Banks' Obligations with Respect to Loans ..................19

    2.3  Commitment Fees .....................................................19

    2.4  Revolving Credit Facility Fee .......................................20

    2.5  Loan Requests .......................................................20

    2.6  Making Loans ........................................................20

    2.7  Notes ...............................................................21

    2.8  Use of Proceeds .....................................................21

    2.9  Letter of Credit Subfacility ........................................21
     2.9.1  Issuance of Letters of Credit ....................................21
     2.9.2  Letter of Credit Fees ............................................22
     2.9.3  Disbursements, Reimbursement .....................................22
     2.9.4  Repayment of Participation Advances ..............................23
     2.9.5  Documentation ....................................................23
     2.9.6  Determinations to Honor Drawing Requests .........................24
     2.9.7  Nature of Participation and Reimbursement Obligations ............24



                                       i
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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

      2.9.8  Indemnity .......................................................25
      2.9.9  Liability for Acts and Omissions ................................26

    2.10 Extension by Banks of the Expiration Date ...........................26
      2.10.1  Requests; Approval by All Banks ................................26
      2.10.2  Approval by Required Banks .....................................27

3. [RESERVED] ................................................................27

4. INTEREST RATES ............................................................27

     4.1 Interest Rate Options ...............................................27
      4.1.1  Revolving Credit Interest Rate Options ..........................27
      4.1.2  Rate Quotations .................................................28

     4.2 Interest Periods ....................................................29
      4.2.1  Ending Date and Business Day ....................................29
      4.2.2  Amount of Borrowing Tranche .....................................29
      4.2.3  Termination Before Expiration Date ..............................29
      4.2.4  Renewals ........................................................29

     4.3 Interest After Default ..............................................29
      4.3.1  Letter of Credit Fees, Interest Rate ............................29
      4.3.2  Other Obligations ...............................................30
      4.3.3  Acknowledgment ..................................................30

     4.4 Euro-Rate  Unascertainable;  Illegality;  Increased Costs;
         Deposits Not Available 30 4.4.1 Unascertainable .....................30
      4.4.2  Illegality; Increased Costs; Deposits Not Available .............30
      4.4.3  Agent's and Bank's Rights .......................................31
      4.4.4  Uniform Application .............................................31

     4.5 Selection of Interest Rate Options ..................................31

5. PAYMENTS ..................................................................32

     5.1 Payments ............................................................32

     5.2 Pro Rata Treatment of Banks .........................................32

     5.3 Interest Payment Dates ..............................................32

     5.4 Voluntary Prepayments ...............................................33
      5.4.1  Right to Prepay .................................................33
      5.4.2  Change of Lending Office ........................................34


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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
     5.5 [RESERVED] ..........................................................34

     5.6 Additional Compensation in Certain Circumstances ....................34
      5.6.1  Increased Costs or Reduced Return Resulting From Taxes,
             Reserves, Capital Adequacy Requirements, Expenses, Etc. .........34
      5.6.2  Indemnity .......................................................35

     5.7 Special Provisions Concerning Foreign Borrowers .....................36

6. REPRESENTATIONS AND WARRANTIES ............................................36

     6.1 Representations and Warranties ......................................36
      6.1.1  Organization and Qualification ..................................36
      6.1.2  Capitalization and Ownership ....................................36
      6.1.3  Subsidiaries ....................................................36
      6.1.4  Power and Authority .............................................37
      6.1.5  Validity and Binding Effect .....................................37
      6.1.6  No Conflict .....................................................37
      6.1.7  Litigation ......................................................38
      6.1.8  Title to Properties .............................................38
      6.1.9  Financial Statements ............................................38
      6.1 10 Use of Proceeds; Margin Stock ...................................39
      6.1.11 Full Disclosure .................................................39
      6.1.12 Taxes ...........................................................39
      6.1.13 Consents and Approvals ..........................................40
      6.1.14 No Event of Default; Compliance with Instruments ................40
      6.1.15 Patents, Trademarks, Copyrights, Licenses, Etc. .................40
      6.1.16 Insurance .......................................................40
      6.1.17 -Compliance with Laws ...........................................40
      6.1.18 Material Contracts; Burdensome Restrictions .....................41
      6.1.19 Investment Companies; Regulated Entities ........................41
      6.1.20 Plans and Benefit Arrangements ..................................41
      6.1.21 Employment Matters ..............................................42
      6.1.22 Environmental Matters ...........................................43
      6.1.23 Senior Debt Status ..............................................44

7. CONDITIONS OF LENDING .....................................................44

     7.1 First Loans .........................................................44
      7.1.1  Officer's Certificate ...........................................44
      7.1.2  Secretary's Certificate .........................................45
      7.1.3  Delivery of Loan Documents ......................................45
      7.1.4  Opinion of Counsel ..............................................45
      7.1.5  Legal Details ...................................................45
      7.1.6  Payment of Fees .................................................46
      7.1.7  Lien Searches and Fleet Payoff ..................................46
      7.1.8  [RESERVED] ......................................................46

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                                TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

      7.1.9  Consents ........................................................46
      7.1.10 Officer's Certificate Regarding MACs ............................46
      7.1.11 No Violation of Laws ............................................46
      7.1.12 No Actions or Proceedings .......................................46
      7.1.13 Insurance Policies; Certificates of Insurance; Endorsements .....47

     7.2 Each Additional Loan ................................................47

8. COVENANTS .................................................................47

     8.1 Affirmative Covenants ...............................................47
      8.1.1  Preservation of Existence, Etc. .................................47
      8.1.2  Payment of Liabilities, Including Taxes, Etc. ...................48
      8.1.3  Maintenance of Insurance ........................................48
      8.1.4  Maintenance of Properties and Leases ............................48
      8.1.5  Maintenance of Patents, Trademarks, Etc. ........................48
      8.1.6  Visitation Rights ...............................................49
      8.1.7  Keeping of Records and Books of Account .........................49
      8.1.8  Plans and Benefit Arrangements ..................................49
      8.1.9  Compliance with Laws ............................................49
      8.1.10 Use of Proceeds .................................................50
      8.1.11 Further Assurances ..............................................50
      8.1.12 Subordination of Intercompany Loans .............................50

     8.2 Negative Covenants ..................................................50
      8.2.1 Indebtedness .....................................................51
      8.2.2 Liens ............................................................51
      8.2.3 Guaranties .......................................................51
      8.2.4 Loans and Investments ............................................52
      8.2.5 Dividends and Related Distributions ..............................52
      8.2.6 Liquidations, Mergers, Consolidations, Acquisitions ..............53
      8.2.7 Dispositions of Assets or Subsidiaries ...........................54
      8.2.8 Affiliate Transactions ...........................................55
      8.2.9 Subsidiaries, Partnerships and Joint Ventures ....................55
      8.2.10 Continuation of or Change in Business ...........................55
      8.2.11 Plans and Benefit Arrangements ..................................55
      8.2.12 Fiscal Year .....................................................56
      8.2.13 Issuance of Stock ...............................................56
      8.2.14 Changes in Organizational Documents .............................57
      8.2.15 Capital Expenditures and Leases .................................57
      8.2.16 Minimum Interest Coverage Ratio .................................57
      8.2.17 Minimum Tangible Net Worth ......................................57
      8.2.18 Maximum Leverage Ratio ..........................................58
      8.2.19 Operating Assets; Acquisitions ..................................58
      8.2.20 Outside Investment Limit ........................................58

     8.3 Reporting Requirements ..............................................58

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                                TABLE OF CONTENTS

Section                                                                     Page
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      8.3.1  [RESERVED] ......................................................58
      8.3.2  Quarterly Financial Statements ..................................58
      8.3.3  Annual Financial Statements .....................................58
      8.3.4  Certificate of the Borrower .....................................59
      8.3.5  Notice of Default ...............................................59
      8.3.6  Notice of Litigation ............................................59
      8.3.7  Certain Events ..................................................59
      8.3.8  Budgets, Forecasts, Other Reports and Information ...............60
      8.3.9  Notices Regarding Plans and Benefit Arrangements ................60
      8.3.10 Material Venture Investments ....................................62

9. DEFAULT ...................................................................62

     9.1 Events of Default ...................................................62
      9.1.1  Payments Under Loan Documents ...................................62
      9.1.2  Breach of Warranty ..............................................62
      9.1.3  Breach of Negative Covenants or Visitation Rights ...............63
      9.1.4  Breach of Other Covenants .......................................63
      9.1.5  Defaults in Other Agreements or Indebtedness ....................63
      9.1.6  Final Judgments or Orders .......................................63
      9.1.7  Loan Document Unenforceable .....................................63
      9.1.8  Uninsured Losses; Proceedings Against Assets ....................64
      9.1.9  Notice of Lien or Assessment ....................................64
      9.1.10 Insolvency ......................................................64
      9.1.11 Events Relating to Plans and Benefit Arrangements ...............64
      9.1.12 Cessation of Business ...........................................65
      9.1.13 Change of Control ...............................................65
      9.1.14 Involuntary Proceedings .........................................65
      9.1.15 Voluntary Proceedings ...........................................65

     9.2 Consequences of Event of Default ....................................66
      9.2.1  Events of Default Other Than Bankruptcy, Insolvency or
             Reorganization Proceedings ......................................66

      9.2.2  Bankruptcy, Insolvency or Reorganization Proceedings ............66
      9.2.3  Set-off .........................................................66
      9.2.4  Suits, Actions, Proceedings .....................................67
      9.2.5  Application of Proceeds .........................................67
      9.2.6  Other Rights and Remedies .......................................68

10. THE AGENT ................................................................68

     10.1 Appointment ........................................................68

     10.2 Delegation of Duties ...............................................68

     10.3 Nature of Duties; Independent Credit Investigation .................68

     10.4 Actions in Discretion of Agent; Instructions from the Banks ........69

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                                TABLE OF CONTENTS

Section                                                                     Page
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     10.5 Reimbursement and Indemnification of Agent by the Borrower .........69

     10.6 Exculpatory Provisions; Limitation of Liability ....................70

     10.7 Reimbursement and Indemnification of Agent by Banks ................71

     10.8 Reliance by Agent ..................................................71

     10.9 Notice of Default ..................................................71

     10.10 Notices ...........................................................71

     10.11 Banks in Their Individual Capacities ..............................72

     10.12 Holders of Notes ..................................................72

     10.13 Equalization of Banks .............................................72

     10.14 Successor Agent ...................................................73

     10.15 Agent's Fee .......................................................73

     10.16 Availability of Funds .............................................73

     10.17 Calculations ......................................................74

     10.18 Beneficiaries .....................................................74

11. MISCELLANEOUS ............................................................74

     11.1 Modifications, Amendments or Waivers ...............................74
       11.1.1 Increase of Commitment; Extension or Expiration Date ...........74
       11.1.2 Extension of Payment; Reduction of Principal Interest or
              Fees; Modification of Terms of Payment. ........................74
       11.1.3 Release of Guarantor ...........................................75
       11.1.4 Miscellaneous ..................................................75

     11.2 No Implied Waivers; Cumulative Remedies; Writing Required ..........75

     11.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes   75

     11.4 Holidays ...........................................................76

     11.5 Funding by Branch, Subsidiary or Affiliate .........................77
       11.5.1 Notional Funding ...............................................77
       11.5.2 Actual Funding .................................................77

     11.6 Notices ............................................................77


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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

     11.7 Severability .......................................................78

     11.8 Governing Law ......................................................78

     11.9 Prior Understanding ................................................78

     11.10 Duration; Survival ................................................78

     11.11 Successors and Assigns ............................................79

     11.12 Confidentiality ...................................................80

     11.13 Counterparts ......................................................80

     11.14 Agent's or Bank's Consent .........................................80

     11.15 Exceptions ........................................................80

     11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL ............................81

     11.17 Tax Withholding Clause ............................................81

     11.18 Joinder of Borrowers ..............................................82

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULE

SCHEDULE 1.1(B)      -       COMMITMENTS OF BANKS AND ADDRESSES FOR
                             NOTICES
SCHEDULE 1.1(P)      -       PERMITTED LIENS
SCHEDULE 6.1.1       -       QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2       -       CAPITALIZATION
SCHEDULE 6.1.3       -       BORROWERS/SUBSIDIARIES EXCEPTIONS
SCHEDULE 6.1.16      -       INSURANCE POLICIES
SCHEDULE 6.1.20      -       EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.22      -       ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.2.1       -       PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)       -       ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)       -       BORROWER AGENCY AGREEMENT
EXHIBIT 1.1(C)       -       COLLATERAL ASSIGNMENT
EXHIBIT 1.1 (J)      -       JOINDER
EXHIBIT 1.1(G)       -       GUARANTY AGREEMENT
EXHIBIT 1.1(1)       -       INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(R)       -       NOTE
EXHIBIT 2.5          -       LOAN REQUEST
EXHIBIT 8.2.6        -       ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.4        -       QUARTERLY COMPLIANCE CERTIFICATE

                           REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT AGREEMENT is dated as of October 10, 1996 and is made by and among TB WOOD'S INCORPORATED, a Pennsylvania corporation (the "Company") and PLANT ENGINEERING CONSULTANTS, INC., a Tennessee corporation, GRUPO BLAJU, S.A., de C.V., a Mexican corporation and TB WOOD'S CANADA, LTD., an Ontario corporation (such Persons, together with the Company, being the "Borrowers" and each being a "Borrower"), TB WOOD'S CORPORATION, a Delaware corporation, as Guarantor, the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

     WHEREAS, the Borrowers have requested the Banks to provide revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $40,000,000 including a sublimit for approved letters of credit not to exceed $5,000,000; and

     WHEREAS,  the revolving credit shall be used to refinance  existing secured
indebtedness   and  for  general   corporate   purposes,   including   permitted
acquisitions; and

     WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

          1.1 Certain Definitions.

     In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:


     Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

     Agent shall mean PNC Bank, National Association, and its successors and assigns.

     Agent's Fees shall have the meaning assigned to that term in Section 10.15.

     Agent's  Letter  shall have the  meaning  assigned  to that term in Section
10.15.

     Agreement shall mean this Revolving Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

     Annual Statements shall have the meaning assigned to that term in Section 6.1.9(i).

     Applicable Margin shall have the meaning assigned to that term in Section 4.1.1.

     Assignee  Bank  shall  have the  meaning  assigned  to such term in Section
2.10.2.

     Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

     Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

     Bank to be  Terminated  shall  have the  meaning  assigned  to such term in
Section 2.10.2.

     Banks shall mean the financial institutions named on Schedule 1.1 (B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

     Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 1/2 % per annum.

     Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms and conditions set forth in Section 4.
1.1 (i).

     Benefit Arrangement shall mean an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan, a Multiple Employer Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

     Borrower shall mean any of the Company, Plant Engineering Consultants, Inc., a Tennessee corporation, Grupo Blaju, S.A., de C.V., a Mexican corporation and TB Wood's Canada, Ltd., an Ontario corporation and Borrowers shall mean all of such Persons together.

     Borrower Agency Agreement shall mean that certain agreement among the Borrowers, substantially in the form of Exhibit 1.1 (B) hereto, pursuant to which the Borrowers authorize and appoint the Company to act on behalf of the Borrowers to take any and all actions that may be required to be taken by any Borrower or the Borrowers hereunder, including, without limitation, making requests for and borrowing any Loan.

     Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

     Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and
(ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

     Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Camp Hill, Pennsylvania.

     Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be the date hereof. The closing shall take place at 10:30 a.m. on the Closing Date at the offices of Buchanan Ingersoll Professional Corporation in Philadelphia, Pennsylvania or at such other time and place as the parties agree.

     Closing Fees shall mean the fees referred to in Sections 2.4.

     Commercial Letter of Credit shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Borrowers in the ordinary course of their business.

     Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Commitments shall mean the aggregate Commitments of all of the Banks.

     Commitment Fee shall have the meaning assigned to that term in Section 2.3.

     Commitment Fee Applicable Margin shall have the meaning assigned to that term in Section 2.3.

     Company shall mean TB Wood's Incorporated, a Pennsylvania corporation.

     Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any of the Parent, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

     Consolidated Tangible Net Worth shall mean as of any date of determination total stockholders' equity of the Parent less intangible assets of the Parent as of such date determined and consolidated in accordance with GAAP.

     Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

     Domestic shall mean, when used with reference to a Borrower or a Subsidiary, a Borrower or Subsidiary organized under the laws of, and conducting operations in, the United States of America, a state thereof, the District of Columbia, Puerto Rico or the United States Virgin Islands.

     Drawing, Date shall have the meaning assigned to that ten-n in Section 2.9.3.2.

     EBIT shall mean net income before extraordinary items, interest expense and income tax expense calculated in respect of the prior four (4) consecutive fiscal quarters in each case of the Parent on a consolidated basis and determined and consolidated in accordance with GAAP and (x) shall be calculated to include the operation of any business acquired in a Permitted Acquisition if either (1) the Borrower provides to the Banks audited financial statements of such business, and such business ( if it is a legal entity) becomes a Loan Party contemporaneously with such Permitted Acquisitions or (2) Required Banks have consented to such inclusions and (y) shall be calculated to exclude any portion of the net earnings of any Subsidiary which is not a Borrower or that, by reason of any contract or charter restriction or applicable law or regulation, is unavailable for payment of dividends to any Loan Party or any portion of the net earnings of any Loan Party that cannot freely be converted into Dollars in the ordinary course of business.

     EBITDA shall mean net income before extraordinary items, depreciation, amortization, interest expense and income tax expense calculated in respect of the prior four (4) consecutive fiscal quarters in each case of the Parent on a consolidated basis and determined and consolidated in accordance with GAAP and
(x) shall be calculated to include the operation of any business acquired in a Permitted Acquisition if either (1) the Borrower provides to the Banks audited financial statements of such business, and such business (if it is a legal entity) becomes a Loan Party contemporaneously with such Permitted Acquisition or (2) Required Banks have consented to such inclusions and (y) shall be calculated to exclude any portion of the net earnings of any Subsidiary that is not a Borrower or that, by reason of any contract or charter restriction or applicable law or regulation, is unavailable for payment of dividends to any Loan Party or any portion of the net earnings of any Loan Party that cannot freely be converted into Dollars in the ordinary course of business.

     Environmental Complaint shall mean any written complaint setting forth a cause of action for personal injury or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

     Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

     Environmental Laws shall mean all applicable federal, state, local and foreign Laws and regulations, including pen-nits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

     ERISA Group shall mean the Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Loan Parties, are treated as a single employer under Section 414 of the Internal Revenue Code.

     Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the London interbank offered rate of interest per annum appearing on Telerate display page 3750 or such other display page on the Telerate System as may replace such page (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

         Euro-Rate =       Telerate page 3750 quoted by British Bankers'
                           Association or appropriate successor
                           1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

     Euro-Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms and conditions set forth in Section 4.
1.1 (ii).

     Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

     Event of Default shall mean any of the events described in Section 9.1 and referred to therein as an "Event of Default."

     Expiration Date shall mean, with respect to the Commitments, October 10, 2001, as such date may be extended in accordance with Section 2. 10.

     Extending Bank shall have the meaning assigned to such term in Section 2.10.2.

     Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     Financial  Projections  shall  have the  meaning  assigned  to that term in
Section 6.1.9(ii).

     Foreign shall mean, when used with reference to a Borrower or a Subsidiary, a Borrower or Subsidiary that is not a Domestic Borrower or a Domestic Subsidiary.

     GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

     Governmental Acts shall have the meaning assigned to that term in Section 2.9.8.

     Guarantor shall mean the Parent and each of the parties to this Agreement which may after the Closing Date be designated as a "Guarantor".

     Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

     Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G) executed and delivered by the Guarantor to the Agent for the benefit of the Banks.

     Historical  Statements  shall  have the  meaning  assigned  to that term in
Section 6.1.9(i).

     Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of.- (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), or (v) any Guaranty of Indebtedness for borrowed money.

     Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

     Insolvency Proceeding shall mean, with respect to any Person, (a) case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law.

     Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1 (1).

     Interest  Period  shall have the  meaning  assigned to such term in Section
4.2.

     Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

     Interim Statements shall have the meaning assigned to that term in Section 6.1.9(i).

     Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

     Joinder shall mean a joinder by a Person as a Borrower under this Agreement and the other Loan Documents in the form of Exhibit 1.1 (J).

     Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

     Law shall  mean any law  (including  common  law),  constitution,  statute,
treaty,   regulation,   rule,  ordinance,   opinion,   release,  ruling,  order,
injunction, writ, decree or award of any Official Body.

     Letter of Credit  shall have the  meaning  assigned to that term in Section
2.9. 1,

     Letter of Credit Borrowing shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Loan under Section 2.9.3.2.

     Letter  of Credit  Fee  shall  have the  meaning  assigned  to that term in
Section 2.9.2.

     Letters of Credit Outstanding shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     Leverage Ratio shall mean the ratio of (x) Total Debt to (y) EBITDA.

     Lien  shall  mean any  mortgage,  deed of  trust,  pledge,  lien,  security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

     Loan Documents shall mean this Agreement, the Agent's Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, any other instruments, certificates or documents (including reimbursement agreements relating to the Letters of Credit) delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to -time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

     Loan Parties shall mean the Borrowers and the Guarantors and Loan Party shall mean any Borrower or Guarantor.

     Loan Request shall have the meaning given to such term in Section 2.5.

     Loans shall mean collectively and Loan shall mean separately all Loans or any Loan made by the Banks or one of the Banks to the Borrower pursuant to
Section 2.1 or 2.9.3.

     Material Adverse Change shall mean any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform-n any material part of their aggregate Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

     Material Venture Investment shall mean any investment in or loan, advance or capital contribution to any Person by a Loan Party, or any commitment to do so, having a value of $2,000,000 or more.

     Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

     Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and either (i) to which any member of the ERISA Group is making or accruing an obligation to make contributions or (ii) within the preceding five years any entity which at such time was a member of the ERISA Group, has made or had an obligation to make such contributions and with respect to which the Borrower is reasonably likely to have liability under Subtitle E of Title IV of ERISA.

     Multiple Employer Plan shall mean an employee pension benefit plan (but excluding any Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

     Notes shall mean collectively and Note shall mean separately all the Notes of the Borrower in the form of Exhibit 1.1 (R) evidencing the Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

     notices shall have the meaning assigned to that term in Section 1 1.6.

     Obligation  shall  mean  any  obligation  or  liability  of any of the Loan
Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.

     Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     Outside Investment Amount shall mean the sum of the dollar value of (i) outstanding Guarantees of Persons in which investments are permitted under
Section 8.2.9; (ii) investments made under Section 8.2.9; (iii) investments made under Section 8.2.4(vi); (iv) Permitted Acquisitions made under Section 8.2.6(xi), (v) asset sales made under clause (B) of Section 8.2.7(iii) and (vi) investments in Persons who are not Borrowers which are made under Section 8.2.9, each as made or (as to Guarantees referred to in Clause (i) hereof) existing from time to time after the Closing Date.

     Outside Investment Limit shall mean $7,500,000.

     Parent shall mean TB Wood's Corporation, a Delaware corporation, which owns 100% of the issued and outstanding capital stock of the Company and which is the Guarantor hereunder.

     Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.4.

     PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor statute.

     Permitted  Acquisitions  shall have the  meaning  assigned to such ten-n in
Section 8.2.6.

     Permitted Amount shall have the meaning assigned to such term in Section 8.2.15.

     Permitted Investments shall mean:

          (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (I 2) months or less from the date of acquisition;

          (ii) commercial paper maturing in 180 days or less rated not lower than A- 1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; and

          (iii) demand deposits, time deposits or certificates of deposit maturing within one year in any Bank or any commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition.

     Permitted Liens shall mean:

          (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

          (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

          (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

          (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

          (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

          (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks;

          (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases permitted in Section 8.2.15 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

          (viii) Any Lien existing on the date of this Agreement and described on Schedule 1.1 (P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

          (ix) Purchase Money Security Interests, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $2,500,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));

          (x) - The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not materially impair the ability of any Loan Party to perform-n its Obligations hereunder or under the other Loan Documents:

               (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

               (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

               (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens;

               (4) Liens resulting from final  judgments or orders  described in
          Section 9.1.6, and

          (xi) Liens which are outstanding on any fixed assets at the time such fixed assets are acquired by a Borrower or which are outstanding on any fixed asset of an entity acquired by a Borrower at the time such entity is acquired; provided that such Liens do not extend to or cover any other property or assets.

     Permitted Transferee shall mean (i) any person controlled by Thomas C. Foley (the term "control" having the same meaning as such term in the definition of "Affiliate"), (ii) any director or executive officer of any Person described in clause (i) above as of one year prior to the date of determination, (iii) any heir, executor, administrator, testamentary trustee, legatee, beneficiary or distributes of Thomas C. Foley and (iv) any trust, the beneficiaries of which include only Thomas C. Foley and any Person described in clause (iii) above.

     Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

     Plan shall mean an employee pension benefit plan (but excluding any Multiple Employer Plan or Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group and with respect to which a Loan Party is reasonably likely to have liability under Section 4062, 4063 or 4064 of ERISA.

     PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

     Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

     Principal Office shall mean the main banking office of the Agent in Camp Hill, Pennsylvania.

     Prohibited  Transaction shall mean any prohibited transaction as defined in
Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

     Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

     Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

     Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

     Ratable Share shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

     Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

     Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

     Reimbursement  Obligation  shall have the meaning  assigned to such term in
Section 2.9.3.2.

     Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

     Required Banks shall mean

          (i) if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Banks whose Commitments aggregate at least 66-2/3% of the Commitments of all of the Banks, or

          (ii) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 66-2/3% of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

     Revolving Facility Usage shall mean at any time the sum of the Loans outstanding and the Letters of Credit Outstanding.

     Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     Shares shall have the meaning assigned to that term in Section 6.1.2.

     Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

     Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

     Syndications Period shall mean the period between the Closing Date and the date which is sixty (60) days after the Closing Date.

     TB Wood's Incorporated shall mean TB Wood's Incorporated, a Pennsylvania corporation and a "Borrower" and the "Company" hereunder.

     Total Debt shall mean long-term and short term Indebtedness for borrowed money of the Parent on a consolidated basis including subordinated debt on which interest is contractually payable and obligations under capital leases, guarantees and letters of credit (including the Letters of Credit).

     Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

          1.2 Construction.

          Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

               1.2.1 Number; Inclusion.

               references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

               1.2.2 Determination.

               references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

               1.2.3 Agent's Discretion and Consent.

               whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

               1.2.4 Documents Taken as a Whole.

               the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

               1.2.5 Headings.

               the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

               1.2.6 Implied References to this Agreement.

               article,  section,  subsection,   clause,  schedule  and  exhibit
          references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

               1.2.7 Persons.

               reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               1.2.8 Modifications to Documents.

               reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

               1.2.9 From, To and Through.

               relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

               1.2.10 Shall; Will.

               references to "shall" and "will" are intended to have the same meaning.

          1.3 Accounting Principles.

          Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9(i). In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 8.2 based upon the Parent's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Loan Parties' financial statements at that time.



                          2. REVOLVING CREDIT FACILITY

          2.1 Commitments.

               2.1.1 Loans.

               Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth each Bank severally agrees to make Loans to the Borrowers at any time or from time to time on or after the Closing Date to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed such Bank's Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2. 1.

               2.1.2 Voluntary Reduction of Commitment.

               The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to permanently reduce, in a minimum amount of $ 1,000,000 and whole multiples of $100,000 of principal, or terminate the Commitment, without penalty or premium except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.6.2 hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Commitment as so reduced or terminated.

          2.2 Nature of Banks' Obligations with Respect to Loans.

          Each Bank shall be obligated to participate in each request for Loans pursuant to Section 2.5 in accordance with its Ratable Share. The aggregate of each Bank's Loans outstanding hereunder to the Borrowers at any time shall never exceed its Commitment minus its Ratable Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Loans hereunder on or after the Expiration Date.

          2.3 Commitment Fees.

          Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Agent for the account of each Bank, as consideration for such Bank's Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") computed using the rate per annum (the "Commitment Fee Applicable Margin") set forth below measured in respect of the Borrowers' Leverage Ratio as of the end of each fiscal quarter:

          (a) if the Borrowers' Leverage Ratio is less than or equal to 1.0 to 1.0, then the Commitment Fee Applicable Margin shall be .20%; and

          (b) if the Borrowers' Leverage Ratio is greater than 1.0 to 1.0 but less than or equal to 1.5 to 1.0, then the Commitment Fee Applicable Margin shall be .25%; and

          (c) if the Borrower's Leverage Ratio is greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0, then the Commitment Fee Applicable Margin shall be .30%; and

          (d) if the Borrower's Leverage Ratio is greater than 2.0 to 1.0 but less than or equal to 2.5 to 1.0, then the Commitment Fee Applicable Margin shall be .3 5 %; and

          (e) if the Borrower's Leverage Ratio is greater than 2.5 to 1.0, then the Commitment Fee Applicable Margin shall be .40%.

The Commitment Fee shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed on the average daily difference between the amount of such Bank's Commitment as the same may be constituted from time to time and the Revolving Facility Usage. Any changes in the Commitment Fee pursuant to the provisions of this Section 2.3 shall become effective from the fifth day after the Agent shall have received the Certificate delivered pursuant to Section 8.3.4 in respect of such fiscal quarter; provided, that, in the event that the Certificate delivered pursuant to Section 8.3.4 for any fiscal quarter is not delivered within ten (10) days of the date required by Section 8.3 (no waiver by the Agent being implied thereby), then the Commitment Fee shall be calculated on the basis of the percentage set forth in item (e) above commencing as of the date such certificate was required to be delivered until the delivery of such certificate. All Commitment Fees shall be payable in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Notes. Notwithstanding anything herein to the contrary, the Commitment Fee Applicable Margin prior to the end of the first fiscal quarter ending after the Closing Date shall be .25%.

          2.4 Revolving, Credit Facility Fee.

          The Borrowers agree to pay on the Closing Date to the Agent for the account of each Bank, as consideration for such Bank's Commitment, a nonrefundable closing fee equal to .I% of each Bank's Commitment.

          2.5 Loan Requests.

          Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Banks to make Loans, or renew or convert the Interest Rate Option applicable to existing Loans pursuant to Section 4.2, by delivering to the Agent, not later than 11:00 a.m., Camp Hill time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) the Business Day of the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date;
     (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $100,000 and not less than $ 1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies;
     (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Loans comprising such Borrowing Tranche.

          2.6 Making, Loans.

          The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Loans requested thereby;

     (ii) the amount and type of each such Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Loans as determined by the Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2, fund such Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Camp Hill time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10. 16.

          2.7 Notes.

          The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Commitment of such Bank.

          2.8 Use of Proceeds.

          The proceeds of the Loans shall be used to refinance existing indebtedness and for general corporate purposes, including making Permitted Acquisitions and in accordance with Section 8.1.10.

          2.9 Letter of Credit Subfacility.

               2.9.1 Issuance of Letters of Credit.

               The Borrowers may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Camp Hill time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Promptly after such request, the Agent shall notify each Bank of such request. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve
          (12) months from the date of issuance and shall be renewable for up to twelve (I 2) more months at the Agent's discretion, and (B) in no event expire later than one Business Day prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $5,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Commitments.

               2.9.2 Letter of Credit Fees.

               The Borrowers shall pay (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the Applicable Margin, and (ii) to the Agent for its own account a fronting fee equal to 1/8% per annum, which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Expiration Date and calculated on the basis of a year of 365/365 days. The Borrowers shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

               2.9.3 Disbursements, Reimbursement.

                    2.9.3.1 Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                    2.9.3.2 In the event of any  request  for a drawing  under a
               Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrowers. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Camp Hill time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Camp Hill time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrowers shall be deemed to have requested that Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section 7.2 other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                    2.9.3.3 Each Bank shall upon any notice  pursuant to Section
               2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Loan under the Base Rate Option to the Borrowers in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than

               2:00 p.m., Camp Hill time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.

                    2.9.3.4 With respect to any unreimbursed drawing that is not converted into Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.2, because of the Borrowers' failure to satisfy the conditions set forth in
               Section 7.2 other than any notice requirements or for any other reason, the Borrowers shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section
               2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

               2.9.4 Repayment of Participation Advances.

                    2.9.4.1 Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

                    2.9.4.2 If the Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Section
               2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

               2.9.5 Documentation.

               Each Loan Party agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the such

          Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

               2.9.6 Determinations to Honor Drawing Requests.

               In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

               2.9.7 Nature of Participation and Reimbursement Obligations.

               Each Bank's obligation in accordance with this Agreement to make the Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                    (i) any set-off, counterclaim,  recoupment, defense or other right which such Bank may have against the Agent, the Borrowers or any other Person for any reason whatsoever;

                    (ii) the  failure of any Loan  Party or any other  Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1, 2.5, 2.6 or 7.2 or as otherwise set forth in this Agreement for the making of a Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3;

                    (iii) any lack of validity or  enforceability  of any Letter of Credit;

                    (iv) the existence of any claim,  set-off,  defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                    (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof,

                    (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                    (vii)  any  adverse  change  in  the  business,  operations,
               properties,   assets,   condition  (financial  or  otherwise)  or
               prospects of any Loan Party or Subsidiaries of a Loan Party;

                    (viii) any breach of this Agreement or any other Loan Document by any party thereto;

                    (ix)  the   occurrence  or   continuance  of  an  Insolvency
               Proceeding with respect to any Loan Party;

                    (x) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

                    (xi) the fact that the Expiration  Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                    (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that each Bank's obligation to make Loans under Section 2.9.3.3 is subject to the conditions set forth in Section 7.2.

               2.9.8 Indemnity.

               In addition to amounts payable as provided in Section 10.5, the Borrowers hereby agree to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

               2.9.9 Liability for Acts and Omissions.

               As between any Loan Party and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof-, (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder.

               In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and not resulting from the Agent's gross negligence, shall not put the Agent under any resulting liability to the Borrowers or any Bank.

               2.10 Extension by Banks of the Expiration Date.

                    2.10.1 Requests-, Approval by All Banks.

                    Upon or promptly after the first  anniversary of the Closing
               Date or any subsequent anniversary of theClosing Date, the Borrowers may request a one-year extension of the Expiration Date by written notice to the Banks, and the Banks agree to respond to the Borrower's request for an extension by sixty (60) days following receipt of the request; provided, however, that the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend the Expiration Date. If all Banks elect to extend, the Expiration Date shall be extended for a period of one year. If one or more Banks decline to extend or do not respond to Borrower's request, the provisions of Section 2.10.2 shall apply.

                    2.10.2 Approval by Required Banks.

                    In the event  that one or more  Banks do not agree to extend the Expiration Date or do not respond to Borrowers' request for an extension within the time required under Section 2.10.1 (each a "Bank to be Terminated"), but the Required Banks agree to such extension within such time then, the Banks which have agreed to such extension within the time required under Section 2.10.1 (each an "Extending Bank") may, with the prior written approval of the Borrowers and the Agent, arrange to have one or more other banks (each an "Assignee Bank") purchase all of the outstanding Loans, if any, of the Bank to be Terminated and succeed to and assume the Commitments and all other rights, interests and obligations of the Bank to be Terminated under this Agreement and the other Loan Documents. Any such purchase and assumption shall be (1) pursuant to an Assignment and Assumption Agreement, (2) subject to and in accordance with Section I 1. I 1, and (3) effective on the last day of the Interest Period if any Loans are outstanding under the Euro-Rate Option. The Borrowers shall pay all amounts due and payable to the Bank to be Terminated on the effective date of such Assignment and Assumption Agreement. In the event that the Agent shall become a Bank to be Terminated, the provisions of this Section 2.10 shall be subject to Section l0.14. In the event that the Loans and Commitments of a Bank to be Terminated are not fully assigned and assumed pursuant to
               Section 2.10.2 within 120 days following the receipt of the request to extend, then the Expiration Date shall not be extended for any Bank.

                                  3 [RESERVED]

                                4. INTEREST RATES

     4.1 Interest Rate Options.

     The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than four (4) Borrowing Tranches in the aggregate among all of the Loans accruing interest at a Euro-Rate Option. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

          4.1.1 Revolving Credit Interest Rate Options.

          The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Loans:

               (i) Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;

               (ii) Revolving Credit Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the rate per annum (the "Applicable Margin") described below measured in respect of the Borrowers' Leverage Ratio as of the end of each fiscal quarter:

                    (a) if the  Borrowers'  Leverage Ratio is less than or equal to 1.0 to 1.0, then the Applicable Margin shall be .75%; and

                    (b) if the Borrowers'  Leverage Ratio is greater than 1.0 to
               1.0 but less than or equal to 1.5 to 1.0, then the Applicable Margin shall be 1.00%; and

                    (c) if the Borrowers'  Leverage Ratio is greater than 1.5 to
               1.0 but less than or equal to 2.0 to 1.0, then the Applicable Margin shall be 1.25%; and

                    (d) if the Borrowers'  Leverage Ratio is greater than 2.0 to
               1.0 but less than or equal to 2.5 to 1.0, then the Applicable Margin shall be 1.375%; and

                    (e) if the Borrowers'  Leverage Ratio is greater than 2.5 to
               1.0, then the Applicable Marginshall be 1.50%.

                    Any  changes  in  the  Applicable  Margin  pursuant  to  the provisions of this Section 4.1 (a)(ii) shall become effective from the fifth day after the Agent shall have received the Certificate delivered pursuant to Section 8.3.4 in respect of such fiscal quarter; provided, that, in the event that the Certificate delivered pursuant to Section 8.3.4 for any fiscal quarter is not timely delivered, then the Applicable Margin shall be the amount set forth in item (e) above commencing as of the date such certificate was required to be delivered until the delivery of such certificate.

               (iii)Notwithstanding anything herein to the contrary, any Euro-Rate Loan made before the end of the first full fiscal quarter beginning after the Closing Date shall have an Applicable Margin of 1.0%.

          4.1.2 Rate Quotations.

          The Borrowers may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

     4.2 Interest Periods.

     At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrowers shall notify the Agent thereof at least three
(3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be (i) one Month if Borrower selects the Euro-Rate Option during the Syndications Period and (ii) one, two, three or six Months in the event Borrower selects the Euro-Rate Option after the Syndications Period has ended. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

          4.2.1 Ending Date and Business Day

          any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          4.2.2 Amount of Borrowing Tranche.

          each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $ 1 00,000 and not less than $1,000,000;

          4.2.3 Termination Before Expiration Date.

          the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

          4.2.4 Renewals.

          in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

     4.3 Interest After Default.

     To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

          4.3.1 Letter of Credit Fees, Interest Rate.

          the  Letter  of  Credit  Fees and the rate of  interest  for each Loan
     otherwise   applicable   pursuant  to  Section   2.9.2  or  Section  4.  1,
     respectively, shall be increased by 2.0% per annum; and

          4.3.2 Other Obligations.

          each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0 % per annum from the time such Obligation becomes due and payable and until it is paid in full.

          4.3.3 Acknowledgment.

          The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Agent.

     4.4 Euro-Rate Unascertainable, Illegality, increased Costs-, Deposits Not Available

          4.4.1 Unascertainable.

          If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

               (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

               (ii) a contingency has occurred which materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing relating to the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 4.4.3.

          4.4.2 Illegality;  Increased Costs, Deposits Not Available.

          If at any time any Bank shall have  determined  that:

               (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

               (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

               (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate

          Option applies are not available to such Bank at the effective cost of funding a proposed Loan in the London interbank market,

          then the Agent shall have the rights specified in Section 4.4.3.

          4.4.3 Agent's and Bank's Rights.

          In the case of any event specified in Section 4.4.1 above, the Agent shall promptly so notify the Banks and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrowers to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrowers, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 and the Borrowers have previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 4.4.2, the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 5.6.2, as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

          4.4.4 Uniform Application.

          Notwithstanding any other provision of this Section 4.4.1 or Section 4.4.2, the Agent and the Banks shall not apply the provisions of thereof with respect to the Borrowers if it shall not at the time be the general policy or practice of the Agent of the Bank exercising its rights thereunder to apply the provisions similar to those of Section 4.4.1 or
     4.4.2 to other borrowers in substantially similar circumstances under substantially comparable provisions of other credit agreements.

     4.5 Selection of Interest Rate Options.

     If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the

Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.


                                   5. PAYMENTS

     5.1 Payments.

     All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Closing Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to I 1:00 a.m., Camp Hill time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by I 1:00 a.m., Camp Hill time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

     5.2 Pro Rata Treatment of Banks.

     Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Closing Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.4.3 in the case of an event specified in Section 4.4 [Euro-Rate Unascertainable]; or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

     5.3 Interest Payment Dates.

     Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

                5.4        Voluntary Prepayments.

                    5.4.1 Right to Prepay.

                    The  Borrowers  shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6):

                         (I) at any time with  respect  to any Loan to which the
                    Base Rate Option applies,

                         (ii) on the last day of the applicable  Interest Period
                    with respect to Loans to which a Euro-Rate Option applies,

                         (iii) on the  date  specified  in a notice  by any Bank
                    pursuant to Section 4.4 [Euro-Rate Unascertainable] with respect to any Loan to which a Euro-Rate Option applies.

                    Whenever  the  Borrowers  desire to  prepay  any part of the
               Loans, it shall provide a prepayment notice to the Agent on or before I 1:00 a.m. (Camp Hill time) at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

                    (x) the date,  which  shall be a Business  Day, on which the proposed prepayment is to be made;

                    (y) a statement indicating the application of the prepayment between the Loans; and

                    (z) the total principal  amount of such  prepayment- 9 which shall not be less than $ 1 00,000.

                    All prepayment  notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3, if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Banks under Section 5.6.2.

                    5.4.2 Change of Lending Office.

                    Each  Bank  agrees  that  upon the  occurrence  of any event giving rise to increased  costs or other special  payments  under
               Section 4.4.2 [Illegality, etc.] or 5.6.1 [Increased Costs, etc.] with respect to such Bank, it will if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this Section 5.4.2 shall affect or postpone any of the Obligations of the Borrowers or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

     5.5 [RESERVED]

     5.6 Additional Compensation in Certain Circumstances.

          5.6.1  Increased  Costs  or  Reduced  Return   Resulting  From  Taxes,
     Reserves, Capital Adequacy Requirements, Expenses, Etc.

          If any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

               (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Bank),

               (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended 'by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or -

               (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrowers and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given.

          Notwithstanding any other provision of this Section 5.6. 1, the Agent and the Banks shall not apply the provisions of hereof with respect to the Borrowers if it shall not at the time be the general policy or practice of the Agent or the Bank exercising its rights hereunder to apply the provisions similar to those of this Section 5.6.1 to other borrowers in substantially similar circumstances under substantially comparable provisions of other credit agreements.

          5.6.2 Indemnity.

          In addition to the compensation required by Section 5.6. 1, the Borrowers shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to find or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

               (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

               (ii) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 or Section 4.2 or notice relating to prepayments under Section 5.4, or

               (iii)default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

          If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given.

     5.7 Special Provisions Concerning Foreign Borrowers.

     Notwithstanding the joint and several liability of the Borrowers with respect to the Obligations, the liability of a Foreign Borrower on account of the principal and interest on the Loans shall be limited to the principal amount advanced to such Borrower and interest and costs of collection thereon.

                        6. REPRESENTATIONS AND WARRANTIES

     6.1 Representations and Warranties.

     The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

          6.1.1 Organization and Qualification.

          Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6. 1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not result in a Material Adverse Change.

          6.1.2 Capitalization and Ownership.

          The authorized capital stock of each Borrower and the issued and outstanding shares thereof (referred to herein as the "Shares") are as set forth on Schedule 6.1.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on
     Schedule 6.1.2.

          6.1.3 Subsidiaries.

               6.1.3.1 Borrower Subsidiaries.

               The Borrowers have no Subsidiaries which are not Borrowers other than those represented by investments permitted by Section 8.2.4(vi) or 8.2.6(xi), or as shown on Schedule 6.1.3.

               6.1.3.2 Affiliates and Subsidiaries of the Parent.

               The Parent has no Subsidiaries, direct or indirect, other than the Borrowers, those Persons represented by investments permitted by
          Section 8.2.4(vi) or 8.2.6(xi), or as shown on Schedule 6.1.3.


               6.1.4 Power and Authority

               Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

               6.1.5 Validity and Binding Effect.

               This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

               6.1.6 No Conflict.

               Neither the execution and delivery of this Agreement or the other
          Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

               6.1.7 Litigation.

               There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would result in any Material Adverse Change.

               6.1.8 Title to Properties.

               Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

               6.1.9 Financial Statements.

                    (i) Historical  Statements.  The Borrowers have delivered to the Agent copies of the Parent's audited consolidated year-end financial statements for and as of the end of the three fiscal years ended December 31, 1995 (the "Annual Statements"). In addition, the Borrower has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 1996 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Parent's management, are correct and complete in accordance with GAAP and fairly represent the consolidated financial condition of the Parent's and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                    (ii) Financial Projections.  The Borrowers have delivered to the Agent financial projections of the Company for the period ended December 31, 2001 derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrowers upon consummation of the transactions contemplated hereby as of the Closing Date.

                    (iii)Accuracy of Financial Statements. As of the Closing Date, the Borrowers have no liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrowers which may cause a Material Adverse Change. Since December 31, 1995, no Material Adverse Change has occurred.

               6.1.10 Use of Proceeds-, Margin Stock.

               The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.8, and 8. 1. I 0. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

               6.1.11 Full Disclosure.

               Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

               6.1.12 Taxes.

               All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. As of the Closing Date, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

               6.1.13 Consents and Approvals.

               No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party.

               6.1.14 No Event of Default; Compliance with Instruments.

               No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

               6.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.

               Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others.

               6.1.16 Insurance.

               Schedule 6.1.16 lists all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party as of the Closing Date, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

               6.1.17 Compliance with Laws.

               The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.22) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

               6.1.18 Material Contracts-, Burdensome Restrictions.

               All material contracts of each Loan Party are valid, binding and enforceable upon such Loan Party and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party except where such failure would not result in a Material Adverse Change. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would result in a Material Adverse Change.

               6.1.19 Investment Companies-, Regulated Entities.

               None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

               6.1.20 Plans and Benefit Arrangements.

               Except as set forth on Schedule 6.1.20:


                    (i) The  Borrowers  and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans, Multiple Employer Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrowers, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrowers and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                    (ii)  To  the  best  of  the  Borrowers'   knowledge,   each
               Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                    (iii)Neither the Borrowers nor any other member of the ERISA
               Group has instituted or intends to institute proceedings to terminate any Plan.

                    (iv) No event  requiring  notice to the PBGC  under  Section
               302(0(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                    (v) The  aggregate  actuarial  present  value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                    (vi) Neither the Borrowers nor any other member of the ERISA
               Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrowers nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrowers, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                    (vii)To the extent that any Benefit  Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                    (viii) All Plans,  Benefit  Arrangements,  Multiple Employer
               Plans and Multiemployer Plans have been administered in material compliance with their terms and applicable Law.

               6.1.21 Employment Matters.

               Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties which in any case would constitute a Material Adverse Change.

               6.1.22 Environmental Matters.

               Except  as  disclosed  on  Schedule  6.1.22  and  except  for (i)
          individual matters involving in any one (1) year liabilities, expenditures or other dollar amounts not in excess of one and one quarter percent (1.25%) of the Parent's consolidated assets or (ii) matters which do not constitute or would not cause a Material Adverse
          Change:

                    (i) None of the Loan Parties has received any  Environmental
               Complaint from any Official Body or private Person alleging that such Loan Party or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. section 960 1, et IM. with respect to the Property, and none of the Loan Parties reasonably believes that such an Environmental Complaint is likely to be received. There are no pending or, to any Loan Party's knowledge, Environmental Complaints which have been threatened in writing to any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions on or at the Property.

                    (ii) To any Loan Party's knowledge, there are no circumstances at, on or under any of the Property that constitute a violation of or non-compliance with any of the Environmental Laws by any Loan Party, and there are no past or present Environmental Conditions at, on or under any of the Property or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance by any Loan Party with the Environmental Laws at any of the Property.

                    (iii)To any Loan Party's knowledge, neither any of the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. To any Loan Party's knowledge, there are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation by any Loan Party of the Environmental Laws.

                    (iv) There are no  aboveground  storage  tanks,  underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances by the Loan Parties at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances by any Loan Party at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and, to any Loan Party's knowledge, no contamination associated with the use of such tanks exists on any of the Property that requires remediation by any Loan Party under any applicable Environmental Laws.

                    (v) Each Loan  Party  has all  material  permits,  licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party as presently conducted. Each Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to current operations on any of the Property by such Loan Party.

                    (vi) To any Loan  Party's  knowledge,  all  present  on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances by the Loan Parties at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances generated by the Loan Parties have been done in accordance with the Environmental Laws.

               6.1.23 Senior Debt Status.

               The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                            7. CONDITIONS OF LENDING

               The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

     7.1 First Loans.

     On the Closing Date:

          7.1.1 Officer's Certificate.

          The representations and warranties of each of the Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the

     Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

          7.1.2 Secretary's Certificate.

          There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

               (i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

               (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

               (iii)copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party (dated not earlier than thirty (30) days before the Closing Date) in each state where organized.

          7.1.3 Delivery of Loan Documents.

          The Guaranty Agreement, Notes, Intercompany Subordination Agreement and other Loan Documents shall have been duly executed and delivered to the Agent for the benefit of the Banks.

          7.1.4 Opinion of Counsel.

          There shall be delivered to the Agent for the benefit of each Bank a written opinion of Dechert, Price & Rhoads, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel as to such matters incident to the transactions contemplated herein as the Agent may reasonably request.

          7.1.5 Legal Details.

          All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

          7.1.6 Payment of Fees.

          The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the Closing Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

          7.1.7 Lien Searches and Fleet Payoff.

          The Borrowers shall have delivered UCC, judgment and tax lien search concerning the Loan Parties which are satisfactory to the Agent as to form, content and scope and all outstanding obligations of all Loan Parties owing to Fleet Financial Corp. shall be paid and satisfied in full, all liens released and all releases, UCC-3 termination statements, mortgage satisfactions and other lien release documents shall have been executed and delivered on the Closing Date.

          7.1.8 [RESERVED].

          7.1.9 Consents.

          All  material   consents   required  to  effectuate  the  transactions
     contemplated hereby as set forth on Schedule 6.1.13 shall have been obtained.

          7.1.10 Officer's Certificate Regarding, MACS.

          Since December 31, 1996, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

          7.1.11 No Violation of Laws.

          The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

          7.1.12 No Actions or Proceedings.

          No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other

     Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          7.1.13 Insurance Policies-, Certificates of Insurance; Endorsements.

          The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 8.1.3 is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage reasonably satisfactory to the Agent.

     7.2 Each Additional Loan.

     At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents, including the Schedules thereto, shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made, and such Schedules delivered, on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  8. COVENANTS

     8.1 Affirmative Covenants.

     The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

          8.1.1 Preservation of Existence, Etc.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6.

          8.1.2 Payment of Liabilities, Including, Taxes, Etc.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Loan Parties taken as a whole or which would affect in a materially adverse manner the material property of the Borrowers; provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

          8.1.3 Maintenance of Insurance.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. At the request of the Agent, the Loan Parties shall deliver to the Agent and each of the Banks from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties.

          8.1.4 Maintenance of Properties and Leases.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

          8.1.5 Maintenance of Patents, Trademarks, Etc.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a. Material Adverse Change.

          8.1.6 Visitation Rights.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrowers and the Agent with reasonable notice prior to any visit or inspection.

          8.1.7 Keeping of Records and Books of Account.

          The Borrowers shall maintain and keep proper books of record and account which enable the Borrowers, or the Loan Parties, as the case may be, to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

          8.1.8 Plans and Benefit Arrangements.

          The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrowers shall cause all their Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements, Multiple Employer Plans and Multiemployer Plans.

          8.1.9 Compliance with Laws.

          Each Loan Party shall comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

          8.1.10 Use of Proceeds.

               8.1.10.1 General.

               The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for (i) general corporate purposes and for working capital, (ii) to finance Permitted Acquisitions, or (iii) to repay and terminate Indebtedness outstanding under the Loan and Security Agreement dated March 31, 1993 between the Company and Fleet Capital Corporation (successor in interest to Barclay's Business Credit, Inc.), as amended. The Loan Parties shall not use the Letters of
          Credit and the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

               8.1.10.2 Margin Stock.

               The Loan Parties shall not use the proceeds of the Loans to purchase margin stock as more fully provided in Section 6. 1. I 0.

               8.1.10.3 Section 20 Subsidiaries.

               The Loan Parties will not, directly or indirectly, use any portion of the proceeds of the Loans (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by as Section 20 Subsidiary and issued by or for the benefit of any Loan Party or any Affiliate of any Loan Party.

          8.1.11 Further Assurances.

          Each Loan Party shall, from time to time, at its expense, do such acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to exercise and enforce its rights and remedies thereunder.

          8.1.12 Subordination of Intercompany Loans.

          Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

     8.2 Negative Covenants.

     The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:


          8.2.1 Indebtedness.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness under the Loan Documents;

               (ii) Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2. 1;

               (iii) Capitalized and operating leases as and to the extent permitted under Section 8.2.15;

               (iv) Indebtedness secured by Purchase Money Security Interests not exceeding the amount set forth in clause (ix) of the definition of Permitted Liens;

               (v) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.12;

               (vi) Indebtedness not exceeding $2,000,000 in the aggregate secured by Liens described under clause (xi) of the definition of Permitted Liens; and

               (vii) (A) $2,000,000 of unsecured seller debt subordinated to the Obligations and (B) other seller debt subordinated on terms acceptable to Required Banks having a maturity not earlier than, and on which no interest or principal payments may be made before, 366 days after the Expiration Date and having an aggregate principal amount not in excess of $4,000,000 minus the principal amount of seller debt referred to in clause (A) hereof.

          8.2.2 Liens.

          Each of the Loan Parties shall not, and shall not (x) permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens or (y) provide to any Person other than the Agent and the Banks a 'negative pledge" or other promise or undertaking to keep its property free of Liens, claims or encumbrances other than with respect to property on which Liens are permitted pursuant to clauses (ix) and (xi) of the definition of Permitted Liens.

          8.2.3 Guaranties.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder or, subject to the limitations set forth in Section 8.2.20, Guaranties of Persons in which investments are permitted under Section 8.2.9.

          8.2.4 Loans and Investments.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except,

               (i) trade credit extended on usual and customary terms in the ordinary course of business;

               (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

               (iii) Permitted Investments;

               (iv) loans, advances and investments in other Loan Parties;

               (v) investments permitted under Sections 8.2.6 and 8.2.9; and

               (vi)  investments in Persons  engaged in a business  described in
          Section 8.2.10 provided that if such Persons are not Loan Parties, then such investments shall be subject to the limitations set forth in
          Section 8.2.20.

          8.2.5 Dividends and Related Distributions.

          While any Event of Default exists, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions payable to another Loan Party.

          8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

          Each of the Loan Parties shall not, and shall not pen-nit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

          (1) any Loan Party may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties, and

          (2) any Borrower may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), provided that each of the following requirements is met:

               (i) such Person has had for the prior fiscal year positive operating income (calculated in accordance with GAAP);

               (ii) the Company demonstrates to the Banks pro forma covenant compliance over the next four (4) quarter period taking into account the projected Total Debt immediately following such acquisitions;

               (iii) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Joinder and join this Agreement as a Borrower pursuant to, and otherwise comply with,
          Section II. 1 8 on or before the date of such Permitted Acquisition (unless it is subject to the provisions of clause (xi) hereof,

               (iv) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and the Company shall have delivered to the Banks written evidence of such approval prior to such Permitted Acquisition;

               (v) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Borrowers and shall comply with Section 8.2. 1 0;

               (vi) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

               (vii) the Company shall demonstrate that the Loan Parties shall be in compliance with the covenants contained in Sections 8.2.15,
          8.2.16 and 8.2.17 after giving effect to such Permitted Acquisition by delivering at least thirty (30) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 8.2.6 evidencing such compliance;

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
               (viii)  the   Consideration   paid  by  the  Borrowers  for  such
          Acquisition shall not exceed $8,000,000 and after giving effect to such acquisition, the Consideration paid by the Loan Parties for all Permitted Acquisitions made during the current fiscal year of the Loan Parties shall not exceed an amount equal to (x) $16,000,000 less (y) any amount added to the Outside Investment Amount in such fiscal year, unless Required Banks shall, in their sole discretion, consent to the payment of more Consideration;

               (ix) the Company shall demonstrate, on a pro forma basis after giving effect to such acquisition, availability under the Commitments of not less than $2,500,000;

               (x) if the Consideration to be paid in any acquisition exceeds $2,500,000, then the Company shall have delivered to the Agent financial statements of the Person acquired within sixty (60) days following such acquisition; and

               (xi) if the Person acquired therein will not be a Subsidiary after the acquisition, then the Consideration paid in such acquisition shall be subject to the limitation set forth in Section 8.2.20.

          8.2.7 Dispositions of Assets or Subsidiaries.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

               (i) transactions involving the sale of inventory in the ordinary course of business;

               (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

               (iii) (A) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party or, (B) subject to the limitations set forth in Section 8.2.20, to any Subsidiary which is not a Borrower or any Person in which the Borrowers are permitted to invest under Section 8.2.9;

               (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.15; and

               (v) sales of assets acquired pursuant to a transaction permitted pursuant to Section 8.2.6 if such sale was reflected in the pro forma calculations provided by the Borrowers to the Agent in connection with such acquisition.

          8.2.8 Affiliate Transactions.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

          8.2.9 Subsidiaries, Partnerships and Joint Ventures.

          Each of the Loan Parties shall not, and the Parent shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Borrower on the Closing Date and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Borrower pursuant to Section
     11.18. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan
     Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture or any Subsidiary which is not a Borrower so long as any transaction described in clauses (1), (2) and (3) shall be subject to the limitations set forth in Section 8.2.20.

          8.2.10 Continuation of or Change in Business.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than activities within the scope of SIC codes beginning with "356", "362","336", "3321" or "3322", substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

          8.2.11 Plans and Benefit Arrangements.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

               (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

               (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

               (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement, Multiple Employer Plan or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

               (iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

               (v) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

               (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

               (vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

               (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA: or

               (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is reasonably likely to result in a Material Adverse Change.

          8.2.12 Fiscal Year.

          The Borrowers shall not change their fiscal year from the twelve-month period on the Friday closest to December 31.

          8.2.13 Issuance of Stock.

          Each of the Borrowers shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof except that a Loan Party may issue such property to any other Loan Party.

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
          8.2.14 Changes in Organizational Documents.

          Each of the Borrowers shall not amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least forty-five (45) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

          8.2.15 Capital Expenditures and Leases.

          Each of the Loan Parties shall not, and shall not permit any of the Parent's Subsidiaries to, make any payments on account of the purchase or lease of any assets which if purchased would constitute fixed assets the amount of which (when measured over the term of such lease or any applicable purchase agreement without taking into account any interest component) exceeds 250% of the Loan Parties' depreciation expenses for the prior fiscal year (the "Permitted Amount") in the aggregate in any fiscal year; provided that any portion of the Permitted Amount which exceeds the amount of such payments made in any fiscal year shall be applied to increase the Permitted Amount for the immediately following fiscal year and provided that all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business. The Consideration paid in a Permitted Acquisition shall not be included in, or applied to reduce, the Permitted Amount and the depreciation expense of Persons whose financial results are set forth in audited financial statements delivered to the Agent and the Banks and who are acquired in Permitted Acquisitions shall be included in the calculation of the Permitted Amount.

          8.2.16 Minimum Interest Coverage Ratio.

          The Loan Parties shall not permit the ratio of EBIT to consolidated interest expense of the Borrowers calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 2.5 to 1.0

          8.2.17 Minimum Tangible Net Worth.

          The Borrowers shall not at any time permit Consolidated Tangible Net Worth to be less than the sum of $7,500,000 plus (x) 50% of consolidated net income of the Borrowers for each fiscal year in which net income was earned (as opposed to a net loss) during the period from December 31, 1995 through the date of determination minus (y) an amount not exceeding $1,500,000 in 1996, $2,000,000 in 1997 or $2,500,000 in 1998 and 1999 equal to the portion of Consideration paid since the Closing Date which represents intangible assets, calculated and determined in accordance with GAAP.

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
          8.2.18 Maximum Leverage Ratio.

          The Borrowers shall not permit at any time their Leverage Ratio to exceed 3.0 to 1.0.

          8.2.19 Operating- Assets, Acquisitions.

          Substantially all of the Loan Parties' operating assets which are not represented by the Outside Investment Amount shall be owned by the Borrowers. All Permitted Acquisitions which are not represented by the Outside Investment Amount shall be made by a Borrower.

          8.2.20 Outside Investment Limit.

          The Loan Parties shall not permit at any time the Outside Investment Amount to exceed the Outside Investment Limit.

          8.3 Reporting Requirements.

          The Loan Parties, jointly and severally, covenant and agree that ' until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks:

               8.3.1 [RESERVED]

               8.3.2 Quarterly Financial Statements.

               As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Loan Parties consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Loan Parties as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

               8.3.3 Annual Financial Statements.

               As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Loan Parties, financial statements of the Loan Parties consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related

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
          consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year and, as to the consolidated statements only, certified by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Loan Parties taken as a whole under any of the Loan Documents.

               8.3.4 Certificate of the Borrower.

               Concurrently with the financial statements furnished to the Agent and to the Banks pursuant to Sections 8.3.1 and 8.3.3, a certificate of the Loan Parties signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers, in the form of Exhibit 8.3.4, to the effect that, except as described pursuant to Section
          8.3.5, (i) the representations and warranties of the Borrowers contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2.

               8.3.5 Notice of Default.

               Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

               8.3.6 Notice of Litigation.

               Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which involve a claim or series of claims in excess of $500,000 or which if adversely determined would constitute a Material Adverse Change.

               8.3.7 Certain Events.

               Written notice to the Agent:

                    (i) at least thirty (30) calendar days prior  thereto,  with respect to any Permitted Acquisition; or

                    (ii) within the time limits set forth in Section 8.2.14, any amendment to the organizational documents of any Loan Party.

               8.3.8 Budgets, Forecasts, Other Reports and Information.

               Promptly upon their becoming available to the Borrowers:

                    (i) the annual  budget and any forecasts or  projections  of the Borrowers, to be supplied not later than sixty (60) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                    (ii) any reports including  management  letters submitted to the Borrowers or any Loan Party by independent accountants in connection with any annual, interim or special audit,

                    (iii) any  reports,  notices or proxy  statements  generally distributed by the Borrower or any Loan Party to its stockholders on a date no later than the date supplied to such stockholders,

                    (iv) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by any Loan Party with the Securities and Exchange Commission,

                    (v) a copy of any  order  in any  proceeding  to  which  any
               Borrower is a party issued by any Official Body if such order would result in a Material Adverse Change, and

                    (vi) such other reports and  information as any of the Banks may from time to time reasonably request. The Borrowers shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

               8.3.9 Notices Regarding- Plans and Benefit Arrangements.

                    8.3.9.1 Certain Events.

                    Promptly  upon  becoming  aware of the  occurrence  thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of-

                         (i) any Reportable Event with respect to any Loan Party
                    or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                         (ii) any Prohibited Transaction which could subject any
                    Loan Party or any other member of the ERISA Group to a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Multiple Employer Plan, Benefit Arrangement or any trust created thereunder,

                         (iii) any  assertion  with respect to any Loan Party or
                    any other member of the ERISA Group, of material withdrawal liability with respect to any Multiemployer Plan,

                         (iv) any partial or complete withdrawal from a Multiemployer Plan by any Loan Party or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                         (v) any cessation of  operations  (by any Loan Party or
                    any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                         (vi) withdrawal by any Loan Party or any other member of the ERISA Group from a Multiple Employer Plan,

                         (vii) a failure by any Loan  Party or any other  member
                    of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                         (viii) the adoption of an amendment to a Plan requiring
                    the provision of security to such Plan pursuant to Section 307 of ERISA, or

                         (ix) any change in the actuarial assumptions or funding
                    methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                    8.3.9.2  Notices  of  Involuntary   Termination  and  Annual
               Reports.

                    Promptly  after receipt  thereof,  copies of (a) all notices received by the Borrowers or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrowers or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrowers or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrowers or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                    8.3.9.3 Notice of Voluntary Termination.

                    Promptly upon the filing  thereof,  copies of any Form 5 3 1
               0, or any successor or equivalent form to Form 5 3 1 0, filed with the PBGC in connection with the termination of any Plan.

               8.3.10 Material Venture Investments.

               Concurrently with the financial statements furnished to the Agent and to the Banks pursuant to Section 8.3.2 and 8.3.3, a report describing all Material Venture Investments and concurrently with the annual statements referred to in Section 8.3.3, the financial statements and a budget (of the type described in Section 8.3.8) for each Material Venture Investment.

                                   9. DEFAULT

     9.1 Events of Default.

     An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

          9.1.1 Payments Under Loan Documents.

          Any Borrower (x) shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing or (y) shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing when due in accordance with the terms hereof or any other amount owing hereunder or under the other Loan Documents and such failure to pay interest or other amount shall continue for three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

          9.1.2 Breach of Warranty.

          Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof , including with respect to Section 6.1.9 and irrespective of the actual knowledge of any Borrower, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

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
          9.1.3 Breach of Negative Covenants or Visitation Rights.

          Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 or Section 8.2;

          9.1.4 Breach of Other Covenants.

          Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of twenty
     (20) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

          9.1.5 Defaults in Other Agreements or Indebtedness.

          A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party may be obligated as a borrower or guarantor in excess of $500,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default pen-nits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

          9.1.6 Final Judgments or Orders.

          Any final judgments or orders for the payment of money in excess of $500,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

          9.1.7 Loan Document Unenforceable.

          Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

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
          9.1.8 Uninsured Losses; Proceedings Against Assets.

          There shall occur any material uninsured damage to or loss, theft or destruction of any of the Borrowers' tangible property in excess of $ 1,000,000 or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

          9.1.9 Notice of Lien or Assessment.

          A notice of Lien or assessment in excess of $500,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

          9.1.10 Insolvency.

          Any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

          9.1.11 Events Relating to Plans and Benefit Arrangements.

          Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrowers' liability is likely to exceed 10% of their Tangible Net Worth; (v) any Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA;
     (vii) any Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) any Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that

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     any such occurrence would be reasonably  likely to materially and adversely affect the total enterprise represented by the Borrowers and the other members of the ERISA Group;

          9.1.12 Cessation of Business.

          Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.6 or 8.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof-,

          9.1.13 Change of Control.

          (i) Any person (other than Thomas C. Foley or a Permitted Transferee) or group of persons (within the meaning of Sections 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 25% or more of the voting capital stock of the Parent; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent;

          9.1.14 Involuntary Proceedings.

          A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

          9.1.15 Voluntary Proceedings.

          Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

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     9.2 Consequences of Event of Default.

          9.2.1  Events  of  Default  Other  Than   Bankruptcy,   Insolvency  or
     Reorganization Proceedings.

          If an Event of Default specified under Sections 9.1.1 through 9.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Agent and the Banks, and grant to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrowers; and

          9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings

          If an Event of Default specified under Section 9.1.14 or 9.1.15 shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

          9.2.3 Set-off.

          If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10. 1 3 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrowers or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrowers or such other Loan Party for its own account (but not including

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     funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrowers or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank or the Agent; and

          9.2.4 Suits, Actions, Proceedings.

          If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

          9.2.5 Application of Proceeds.

          From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the property of the Borrower or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

               (i) first, to reimburse the Agent and the Banks for out-of pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the property of the Borrowers including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of such property;

               (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

               (iii) the balance, if any, as required by Law.

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          9.2.6 Other Rights and Remedies.

          In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies available under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

                                  10. THE AGENT

     10.1 Appointment.

     Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform-n such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

     10.2 Delegation of Duties.

     The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     10.3 Nature of Duties; Independent Credit Investigation.

     The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom,

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and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

     10.4 Actions in Discretion of Agent; Instructions from the Banks.

     The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

     10.5 Reimbursement and Indemnification of Agent by the Borrower.

     The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, syndication, interpretation and performance of this Agreement and the other Loan Documents,
(ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments,

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suits,  costs,  expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld.

     10.6 Exculpatory Provisions; Limitation of Liability.

     Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

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     10.7 Reimbursement and Indemnification of Agent by Banks.

     Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

     10.8 Reliance by Agent.

     The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     10.9 Notice of Default.

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

     10.10 Notices.

     The Agent shall promptly send to each Bank a copy of all notices received from the Borrowers pursuant to the provisions of this Agreement or the other Loan Documents

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promptly upon receipt  thereof The Agent shall promptly  notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

     10.11 Banks in Their Individual Capacities.

     With respect to its Commitment, the Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     10.12 Holders of Notes.

     The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     10.13 Equalization of Banks.

     The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4.3 or 5.6. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or

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the holder  making such  purchase,  such  purchase  shall be  rescinded  and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

     10.14 Successor Agent.

     If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrowers, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     10. 15 Agent's Fee.

     The Borrowers shall pay to the Agent fees (the "Agent's Fees") under the terms of a letter (the "Agent's Letter") between the Company and Agent, as amended from time to time.

     10. 16 Availability of Funds.

     The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan (whether using its own funds pursuant to this Section 10. 1 6 or using proceeds deposited with the Agent by the Banks and whether such finding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Loan.

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     10.17 Calculations.

     In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

     10.18 Beneficiaries.

     Except as expressly provided herein, the provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                                11. MISCELLANEOUS

     11.1 Modifications, Amendments or Waivers.

     With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will: 11.1.1 Increase of Commitment; Extension or Expiration Date.

     Increase the amount of the Commitment of any Bank hereunder or extend the Expiration Date;

          11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

          Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment

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     hereunder  except  for  mandatory  reductions  of  the  Commitments  on the
     Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

          11.1.3 Release of Guarantor.

          Except for sales of assets permitted by Section 8.2.7, release any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

          11.1.4 Miscellaneous

          Amend Section 5.2 [Pro Rata Treatment of Banks], 10.6 [Exculpatory Provisions, etc.] or 10.13 [Equalization of Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

     provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent

     11.2 No Implied Waivers; Cumulative Remedies-, Writing Required.

     No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     11.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes.

     The Borrowers agree unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrowers' Obligations are set forth in Section 10.5) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred

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by such Bank (a) relating to any amendments, waivers or consents pursuant to the provisions hereof, (b) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (c) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law fin-n to represent the Banks and the Agent if appropriate under the circumstances. The Borrowers agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

     11.4 Holidays.

     Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fee, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action. If, by operation of the previous sentence of this Section 1 1.4, any payment in respect of any portion any relevant period (including any Interest Period) is made or calculated on such "next following Business Day", then such amounts shall be paid and included in amounts paid in and for the period in which such "next following Business Day" falls.

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     11.5 Funding by Branch, Subsidiary or Affiliate.

          11.5.1 Notional Funding.

          Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

          11.5.2 Actual Funding.

          Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section 1
     1.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrowers to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6) which would otherwise not be incurred.

     11.6 Notices.

     All notices, requests, demands, directions and other communications (as used in this Section 11.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid,

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
return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received at the addresses of the Agent shown on Schedule 1.1(B). Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

     11.7 Severability.

     The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     11.8 Governing Law.

     Each Letter of Credit and Section 2.9 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

     11.9 Prior Understanding.

     This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     11.10 Duration; Survival.

     All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1, 8.2 and 8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 and Sections 10.5, 10.7 and 11.3, shall survive

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payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

     11.11 Successors and Assigns.

          (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Par-ties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitment and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrowers and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrowers shall be required in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) assignments may not be made in amounts less than $5,000,000. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrowers shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Commitment assumed by it and a new Note to the assigning Bank in an amount equal to the Commitment retained by it hereunder. The assigning Bank shall pay to the Agent a service fee in the amount of $3,000 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1, 11.1.2, or 11.1.3, all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

          (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Agent the form of certificate described in Section
     11.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.12.

          (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security

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     interest shall release the transferor Bank of its obligations  hereunder or under any other Loan Document.

     11.12 Confidentiality.

     The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrowers specifically designate as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

     11.13 Counterparts.

     This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     11.14 Agent's or Bank's Consent.

     Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

     11.15 Exceptions.

     The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

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     11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

     EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF CUMBERLAND COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

     11.17 Tax Withholding Clause.

     Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrowers and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrowers and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested

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
by the Borrowers or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

     11.18 Joinder of Borrowers.

     Any Subsidiary of a Loan Party which is required to join this Agreement as a Borrower pursuant to Section 8.2.9 shall execute and deliver to the Agent (i) a Joinder in substantially the form attached hereto as Exhibit 1.1(J) pursuant to which it shall join (subject to Section 5.7) as a Borrower each of the documents to which the Borrowers are parties; and (ii) documents in the forms described in Section 7.1 modified as appropriate to relate to such Subsidiary. The Company shall deliver such Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership, the date of its organization if it is an entity other than a limited partnership or corporation or the date of its acquisitions by any Loan Party, as applicable.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                   TB WOOD'S INCORPORATED


                                         By:  /s/ David H. Halleen
                                              --------------------

                                       Title:  Vice President
                                               --------------


                                   PLANT ENGINEERING CONSULTANTS, INC.



                                         By:  /s/ David H. Halleen
                                              --------------------

                                       Title:  Vice President
                                               --------------



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
                                   GRUPO BLAJU, S.A., de C.V.



                                         By:  /s/ David H. Halleen
                                              --------------------

                                       Title:  Attorney-in-fact
                                               ----------------



                                   TB WOOD'S CANADA, LTD.



                                         By:  /s/ David H. Halleen
                                              --------------------

                                       Title:  Treasurer
                                               ---------

                                   GUARANTOR:

                                   TB WOOD'S CORPORATION


                                         By:  /s/ David H. Halleen
                                              --------------------

                                       Title:  Vice President
                                               --------------



                                   PNC BANK, NATIONAL ASSOCIATION,
                                   individually and as Agent



                                         By:  /s/ Frank M. Sajer
                                             -------------------

                                       Title:  Corporate Banmking Officer
                                               --------------------------

                                   NATIONAL CITY BANK OF PENNSYLVANIA



                                         By:  /s/ Hakan Erdinc
                                             -----------------

                                        Title:  Assistant Vice President
                                                ------------------------


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